UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2021
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.01.    Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off‑Balance Sheet Arrangement of a Registrant.
On December 17, 2021, pursuant to a partial exercise by NSA OP, LP (the "Operating Partnership") of its expansion option under its second amended and restated credit agreement dated as of July 29, 2019 (as amended, the "Credit Agreement"), the Operating Partnership, as borrower, certain of its subsidiaries that are party to the Credit Agreement, as subsidiary guarantors, and National Storage Affiliates Trust (the "Company") entered into a second increase agreement and fourth amendment to the Credit Agreement (the "Increase Agreement") with KeyBank National Association, as Administrative Agent (the "Administrative Agent"), and the lenders party thereto, as the increase lenders, to increase the total revolving commitments under the credit facility by $150.0 million, which increases the total borrowing capacity under the credit facility to $1.55 billion, consisting of six components: (i) a $650.0 million revolving line of credit, (ii) a $125.0 million tranche A term loan facility, (iii) a $250.0 million tranche B term loan facility, (iv) a $225.0 million tranche C term loan facility, (v) a $175.0 million tranche D term loan facility and (vi) a $125.0 million tranche E term loan facility. Following the exercise, the Operating Partnership has a remaining expansion option of up to $200 million under the Credit Agreement. If exercised in full, the remaining expansion option would provide for a total borrowing capacity under the credit facility of approximately $1.75 billion.
Other than the amendments discussed above, the Increase Agreement did not impact or amend the Credit Agreement's previously disclosed terms, including its covenants, events of default, or terms of payment.
The description above is only a summary of the material provisions of the Increase Agreement and is qualified in its entirety by reference to a copy of the Increase Agreement, which will be filed with the Company's next annual report on Form 10‑K. The Credit Agreement was filed on November 1, 2019 as Exhibit 10.1 to the Company's quarterly report on Form 10‑Q.
Item 3.02.    Unregistered Sales of Equity Securities.
The information in Item 8.01 below is incorporated into this Item 3.02 by reference.
Item 8.01    Other Events
On November 8, 2021,the Operating Partnership issued 4,971 Class A common units of limited partner interest in the Operating Partnership ("OP units") to an unrelated third party in consideration for the acquisition of one self storage property.
On November 9, 2021, the Operating Partnership issued 120,385 OP units to unrelated third parties as partial consideration for the acquisition of two self storage properties and 11,036 Series MO Class B common units of limited partner interest in the Operating Partnership ("subordinated performance units") to an affiliate of Investment Real Estate Management, LLC d/b/a Moove In Self Storage of York, Pennsylvania ("Moove In"), one of the Company's existing participating regional operators ("PROs"), in exchange for cash.
On November 10, 2021, the Operating Partnership issued (i) 5,234 OP units to unrelated third parties as partial consideration for the acquisition of one self storage property, (ii) 5,186 Series MO subordinated performance units to an affiliate of Moove In, one of the Company's existing PROs, in exchange for cash, and (iii) 1,557 Series BL subordinated performance units to an affiliate of Blue Sky Self Storage, a strategic partnership between Argus Professional Storage Management and GYS Development LLC ("Blue Sky"), one of the Company's existing PROs, in connection with the acquisition of one self storage property.
On November 15, 2021, the Operating Partnership issued 82,925 OP units and 6,665 6.000% Series A-1 Cumulative Redeemable Preferred Units ("Series A-1 Preferred Units") to unrelated third parties and affiliates of Hide-Away Storage Services, Inc. and its controlled affiliates ("Hide-Away"), one of the Company's existing PROs, as partial consideration for the acquisition of one self storage property.
On November 17, 2021, the Operating Partnership issued 32,065 OP units to unrelated third parties as partial consideration for the acquisition of one self storage property.
On November 30, 2021, the Operating Partnership issued 72,312 OP units to affiliates of Blue Sky, as partial consideration for the acquisition of seven self storage properties.
On December 15, 2021, the Operating Partnership issued 437,607 OP units to unrelated third parties and affiliates of Kevin Howard Real Estate Inc., d/b/a Northwest Self Storage and its controlled affiliates ("Northwest"), one of the Company's existing PROs, as partial consideration for the acquisition of six self storage properties. The 437,607 OP units included 164,895 OP units issued to two affiliates of J. Timothy Warren, a trustee the Company. Of these 164,895 OP Units, 133,026 OP units were issued to a company controlled by Mr. Warren, but owned by Mr. Warren's adult children, and the balance was acquired by an entity owned and controlled by Mr. Warren.
On December 17, 2021, the Operating Partnership issued 634,921 OP units to unrelated third parties as partial consideration for the acquisition of 15 self storage properties.
Following a specified lock-up period after the respective dates of issuance set forth above, the OP units and Series A-1 Preferred Units issued by the Operating Partnership may be redeemed from time to time by holders for a cash amount per OP unit or Series A-1 Preferred Unit, respectively, equal to the market value of an equivalent number of common shares of beneficial interest of the Company ("Common Shares") or 6.000% Series A cumulative redeemable preferred shares of beneficial interest of the Company ("Series A Preferred Shares"), respectively. The Company has the right, but not the obligation, to assume and satisfy the redemption obligation of the Operating Partnership described above by issuing one Common Share in exchange for each OP unit tendered for redemption and one Series A Preferred Share in exchange for each Series A-1 Preferred Unit tendered for redemption. The Company has elected to report early the private placement of its Common Shares and Series A Preferred Shares that may occur if the Company elects to assume the redemption obligation of the Operating Partnership as described above in the event that OP units or Series A-1 Preferred Units are in the future tendered for redemption.
Following a two year lock-up period, holders of subordinated performance units may elect, only upon the achievement of certain performance thresholds relating to the properties to which such subordinated performance units relate, to convert all or a portion of such subordinated performance units into OP units one time each year by submitting a completed conversion notice prior to December 1 of such year. All duly submitted conversion notices will become effective on the immediately following January 1. For additional information about the conversion or exchange of subordinated performance units into OP units, see Note 9 in Item 1 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2021.
As of December 17, 2021, other than those OP units held by the Company, after reflecting the transactions described herein, 34,464,948 OP units of the Operating Partnership were outstanding (including 775,447 outstanding long-term incentive plan units in the Operating Partnership and 1,924,918 outstanding OP units ("DownREIT OP units") in certain consolidated subsidiaries of the Operating Partnership, which are convertible into, or exchangeable for, OP units on a one-for-basis, subject to certain conditions).
The issuances described above were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
President and Chief Executive Officer

Date: December 21, 2021